Investor Contact:	Michael J. Zimmerman, Investor Relations, (414) 347-6596, mike_zimmerman@mgic.com

Media Contact:	Katie Monfre, Corporate Communications, (414) 347-2650, katie_monfre@mgic.com

MGIC Comments on Standard & Poor’s Rating Action

MILWAUKEE (April 8, 2008) — MGIC Investment Corporation (NYSE:MTG) has been notified by Standard and Poor’s (“S&P”) that it has lowered the insurer financial strength rating of the company’s principal subsidiary, Mortgage Guaranty Insurance Corporation (“MGIC”), from AA- to A with a negative outlook.

        In its statement, S&P said that MGIC has the equivalent of AAA capital as measured by a capital adequacy ratio of 110% as of December 31, 2007. S&P’s capital adequacy ratio is the claims paying resources divided by claims under S&P’s stress test claims scenario over a ten-year period. MGIC’s capital adequacy ratio at December 31, 2006 was 111%. The minimum ratio required for S&P’s AAA insurer financial strength rating is 100%. S&P also said that MGIC’s flow delinquency rate is below the industry median, and that MGIC has superior profitability relative to the industry due to less utilization of captive reinsurance.

        Curt S. Culver, chairman and chief executive officer of MGIC Investment Corporation and MGIC, said that while we are disappointed with the action of S&P, MGIC’s most important responsibility — to meet its claim obligations to its customers, a responsibility best measured in our view by our capital adequacy ratio — continues to be above S&P’s minimum ratio for a AAA rating. As a result, we do not expect the ratings change to impact MGIC’s business relationships with the government sponsored enterprises or our mortgage insurance customers. Culver further added that in response to the unprecedented market conditions we are experiencing, our company has taken numerous actions designed to bolster its financial strength including increasing its already strong capital resources by approximately $840 million through recent sales of securities, significantly changing its underwriting guidelines, discontinuing writing Wall Street bulk transactions, increasing pricing, pursuing reinsurance options and negotiating the possible sale of its interest in Sherman Financial Group LLC back to Sherman.

Forward-Looking Statements

We intend that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements consist of statements which relate to matters other than historical fact. Among others, statements that include words such as we “believe,” “will,” “anticipate” or “expect,” or words of similar import, are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements made in this press release are made as of the date of the press release only and we are not undertaking any obligation to update any forward-looking statements we may make even though these statements may be affected by events or circumstances occurring after the date of this press release.

Our business, including our revenues and losses, could be affected: (i) by a downturn in the domestic economy or deterioration in home prices in the segment of the market we serve; (ii) by the mix of business we write; (iii) by disproportionate losses in certain periods, which could occur because, among other reasons, we establish loss reserves only upon a loan default rather than based on estimates of our ultimate losses; (iv) if our paid claims substantially exceed our loss reserves, which are based on estimates that are subject to significant uncertainties; (v) by decreases in our shareholders’ equity, including if our shareholders’ equity falls below the minimum amount required under our bank credit facility; (vi) if the premiums we charge are not adequate to compensate us for our liabilities for losses; (vii) if investors select alternatives to private mortgage insurance; (viii) by downgrades in our financial strength rating below Aa3/AA- by rating agencies other than Standard and Poor’s; (ix) by competition or changes in our relationships with our customers; (x) by declines in interest rates, appreciation in house prices or changes in mortgage insurance cancellation requirements; (xi) if the volume of low down payment home mortgage originations declines; (xii) by changes in the business practices of Fannie Mae and Freddie Mac; and (xiii) by risks associated with of private litigation and regulatory proceedings.

The foregoing risks and uncertainties should be reviewed in connection with this press release and our other filings with the Securities and Exchange Commission, including our prospectus filed with the Securities and Exchange Commission on March 25, 2008, which includes additional information about these and other risks and uncertainties in the “risk factors” included therein.